SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of

                        the Securities Exchange Act 1934

                          Date of Report: May 26, 2004


                        Nano Superlattice Technology Inc.
               (Exact name of registrant as specified in charter)


                                    Delaware
                 (State or other jurisdiction of incorporation)


      000-50177                                                   95-4735252
(Commission File Number)                                        (IRS Employer
                                                             Identification No.)

        No. 666 Jhensing Rd.
  Gueishan Township, Taoyuan County 333
             Taiwan, ROC
(Address of principal executive offices)                       (Zip Code)


        Registrant's telephone number, including area code: 886-3-349-8677
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ITEM 1. CHANGE IN CONTROL OF REGISTRANT

     On May 26, 2004, Nano Superlattice Technology Inc. f/k/a Wigwam Development Inc., a Delaware company (the "Company"), acquired all of the issued and outstanding stock of Nano Superlattice Technology Inc., a British Virgin Islands company ("Nano"), pursuant to a Share Exchange Agreement, dated as of May 26, 2004, by and among the Company, Mr. Wen Chao Hsin, Ms. Alice Hwang and Nano (the "Exchange Agreement"). Nano, based in the British Virgin Islands, is the parent company of Nano Superlattice Technology Inc (Taiwan).

     Pursuant to the Exchange Agreement, Nano became a wholly-owned subsidiary of the Company. In exchange for the Nano shares, the Company issued 2,504,000 shares of its common stock to the shareholders of Nano, representing approximately 91.5% of the Company's issued and outstanding shares of common stock. The following four persons were appointed to fill vacancies on the Company's board of directors: Alice Tzu-Hsia Hwang, Chien Fang Wang, Kevin Chung-Chieh Lin and Yun-Chun Tseng.

     The Company is not aware of any arrangements which may at a subsequent date result in a change in control.

OVERVIEW

     The Company, through Nano and its operating subsidiary in Taiwan, is in the business of researching, developing and producing nano-scale coating technology for mechanical tool and metal surfaces. Nanotechnology, or molecular manufacturing, is a technological process intended to allow products to be manufactured lighter, stronger, smarter, cheaper, cleaner and more precise. The Company's unique superlattice technology is a recent development in the field of surface technology. This technique combines multiple nano-scale layers of specific metals, known to have excellent hardness properties and chemical resistances, in consecutive films to give the material coated a new and improved periodical structure.

     In 2002, the Company established its own manufacturing plant, which made it the first professional nano-coating manufacturer with production capability in Taiwan. The Company targets customers with local and foreign businesses that operate in the computer, machinery and molding industries. Many of the Company's current customers are industry and market leaders, such as Datech Technology Co., Delta Electronics, Inc., Honhai Molding and Honyi Tooling. The Company accepts orders from these customers and using its own technique applies the nano-scale coating to customer products such as CPU coolers, fan bearings, industrial drill bits and cutters. Application of nano-scale coating can reduce friction, increase corrosion resistance, reduce heat and increase the product's toughness and durability. The Company's coating can also be applied to many other products, including as a decorative coating for pens and jewelry.

ITEM 7. EXHIBITS

Exhibit No.                             Description
-----------                             -----------
   2.1                    Share Exchange Agreement, dated May 26, 2004

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       NANO SUPERLATTICE TECHNOLOGY INC.


                                       By: /s/ Wen Chao Hsin
                                          -----------------------------
                                       Name: Wen Chao Hsin
                                       Title:   President
Dated: June 7, 2004